005 attachment.
10/31/02 Annual.

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000s omitted)

Class A		2,918

72DD2	(000s omitted)

Class M		45

73A1

Class A		0.03953

73A2

Class M		0.0114

74U1	(000s omitted)

Class A		406,893
Class B		105,076
Class C		8,564

74U2  (000s omitted)

Class M		8,033
Class Y		23,656

74 V1

Class A		5.94
Class B		5.46
Class C		5.75

74V2

Class M		5.75
Class Y		6.12